Exhibit 1.1

Execution Version

PARKER-HANNIFIN CORPORATION

€700,000,000 2.900% Senior Notes due 2030

UNDERWRITING AGREEMENT

February 6, 2025

Citigroup Global Markets Limited

HSBC Bank plc

Morgan Stanley & Co. International plc

as Representatives of the several

Underwriters named herein

c/o Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Ladies and Gentlemen:

Parker-Hannifin Corporation, an Ohio corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Limited (“Citi”), HSBC Bank plc (“HSBC”) and Morgan Stanley & Co. International plc (“Morgan Stanley”) are acting as representatives (in such capacity, the “Representatives”), €700,000,000 aggregate principal amount of its 2.900% Senior Notes due 2030 (the “Securities”). The Securities are to be issued pursuant to that certain Indenture, dated September 5, 2023 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), with the terms of the Securities to be established pursuant to an officer’s certificate, to be dated the Closing Date (as defined below), of Todd M. Leombruno, Executive Vice President and Chief Financial Officer of the Company, or such other officers of the Company as appropriate, pursuant to the terms of the Base Indenture (the “Officer’s Certificate”). The Base Indenture as supplemented by the Officer’s Certificate is collectively referred to herein as the “Indenture.” Application will be made to the Irish Stock Exchange plc (“Euronext Dublin”) for the Securities to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market of Euronext Dublin.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as of each of the Execution Time and the Closing Date, that:

(a) A registration statement on Form S-3 (File No. 333-274347) relating to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representatives. As used in this Agreement (as defined below):

(i) “Applicable Time” means 10:05 a.m. (New York City time) on February 6, 2025;

(ii) “Effective Date” means each date and time at which such registration statement or any post-effective amendment or amendments became effective in accordance with the rules and regulations under the Securities Act;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Securities;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)  The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, is not on the date hereof and will not be on the Closing Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act). The Company has met all the conditions for incorporation by reference pursuant to Item 12 of Form S-3 and the General Instructions to Form S-3.

(c) Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities. The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date.

(d) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(g).

(f) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Pricing Disclosure Package does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Pricing Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any Issuer Free Writing Prospectus listed in Schedule II hereto prepared, used or referred to by the Company, when considered together with the Pricing Disclosure Package, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Preliminary Prospectus does not contain and the Prospectus, in the form used by the Underwriters to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus listed in Schedule II hereto based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(g).

(g) Except for the Issuer Free Writing Prospectus, if any, identified in Schedule II hereto, including electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(h) Each Issuer Free Writing Prospectus listed on Schedule II hereto conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i) The consolidated historical financial statements (including the related notes and supporting schedules) of the Company set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and fairly present the financial condition of the Company and its subsidiaries, as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as otherwise stated therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) [Reserved].

(k) [Reserved].

(l) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Pricing Disclosure Package and the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 5(f) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(m) Each of the Company and its subsidiaries has been duly organized and is an existing legal entity in good standing under the laws of its jurisdiction of incorporation or organization, has full power and authority (corporate and other) to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries (taken as a whole); and all of the outstanding shares of capital stock or other similar form of equity interests, as the case may be, of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Pricing Disclosure Package and the Prospectus) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

(n) This Underwriting Agreement (this “Agreement”) has been duly authorized, executed and delivered by the Company.

(o) The Officer’s Certificate, the Base Indenture and the Securities have been duly authorized. The Indenture has been duly qualified under the Trust Indenture Act, executed and delivered and constitutes, and the Securities, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute, valid and legally binding obligations of the Company enforceable in accordance with each of their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Securities will be in the form contemplated by, and each registered holder thereof, will be entitled to the benefits of the Indenture. Each of the Indenture and the Securities will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the articles of incorporation or code of regulations of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries (taken as a whole), or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws.

(q) Except as contemplated in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries (taken as a whole), and there has not been any material change, on a consolidated basis, in the capital stock, short-term or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries (taken as a whole).

(r) Except as set forth in the Pricing Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Indenture or the performance by the Company of its obligations under this Agreement, the Indenture or the Securities.

(s) The statements in the Pricing Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Underwriting” insofar as they purport to constitute a summary of the terms of the Securities, this Agreement or the Indenture are accurate, complete and fair.

(t) (i) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, have taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws and anti-bribery laws; (ii) the Company and its subsidiaries (taken as a whole) and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and anti-bribery laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) none of the Company or any of its subsidiaries, will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws and anti-bribery laws.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) (i) None of the Company and its subsidiaries or, to the Company’s knowledge, any of their respective directors, officers, agents, employees, or affiliates of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union (“EU”), His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

The representation and warranty in this clause 1(v) shall not be made to Commerzbank Aktiengesellschaft and UniCredit Bank GmbH in so far as it would result in a violation of the Council Regulation (EC) No. 2271/96 of 22 November 1996 (the “Blocking Regulation”) (or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union) or Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), EU Regulation (EC) 2271/96 as it forms part of the laws of UK by virtue of the European Union (Withdrawal) Act 2018 or any other applicable anti-boycott or similar laws or regulations.

(w) The Company and each of its subsidiaries have filed all federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(x) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(f), 6(c) or 6(d) and any Issuer Free Writing Prospectus set forth on Schedule II hereto.

(z) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the knowledge of the Company, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except as set forth in the Pricing Disclosure Package and the Prospectus or for those that have been remedied without material cost or liability or the duty to notify any other person and those that would not, individually or in the aggregate, have a material adverse effect, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at a purchase price of 99.516% of the principal amount thereof plus accrued interest, if any, to the Closing Date, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto. The above purchase price represents a concession not in excess of 0.400% of the principal amount of the Securities.

3. Terms of Offering. You have advised the Company that the Underwriters will make an offering of the Securities purchased by the Underwriters hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in immediately available funds against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., London time, on February 20, 2025, or at such other time on the same or such other date, not later than two business days thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be issued in global form only, executed and authenticated in accordance with the Indenture and registered in the name of a nominee for and deposited with a common depositary for Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the purchase price therefor plus accrued interest, if any, to the date of payment and delivery. Delivery of the Securities shall be made through the facilities of Clearstream or Euroclear, unless the Underwriters shall otherwise instruct.

The Settlement Lead Manager (as defined below) acknowledges that the Securities will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Lead Manager, the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the purchase price for the Securities into the Commissionaire Account on a delivery against payment basis. The Settlement Lead Manager acknowledges that (i) the Securities shall be held to the order of the Company as set out above and (ii) the purchase price for the Securities received in the Commissionaire Account will be held on behalf of the Company until such time as the Securities are transferred to the Company’s order. The Settlement Lead Manager undertakes to transfer the purchase price for the Securities to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian/Luxembourg Civil Code in respect of the Commissionaire Account.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) the Prospectus shall have been timely filed with the Commission in accordance with Section 6(b). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(iii) the Pricing Disclosure Package and the Prospectus shall not contain an untrue statement of fact which in the opinion of the Underwriters is material, or omit a fact which in the opinion of the Underwriters is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv) except as contemplated in the Pricing Disclosure Package and the Prospectus (A) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business and (B) there shall not have been any change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries (taken as a whole), that, with respect to each of clauses (A) and (B) of this Section 5(a)(iv), in the judgment of the Representatives, is so materially adverse with respect to the Company and its subsidiaries (taken as a whole), as to make it impracticable or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package and the Prospectus.

(b) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by the principal financial or accounting officer of the Company, to the effect set forth in Section 5(a)(ii) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Representatives shall have received on the Closing Date an opinion letter (including negative assurance) of Jones Day, outside counsel for the Company, dated the Closing Date, in such form as is satisfactory to the Representatives. Such opinion shall be rendered to the Representatives at the request of the Company and shall so state therein.

(d) [Reserved].

(e) The Representatives shall have received on the Closing Date an opinion of Weil, Gotshal & Manges LLP, counsel for the Representatives, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Pricing Disclosure Package and the Prospectus and other related matters as the Representatives shall reasonably request.

(f) The Representatives shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, confirming that they are an independent public accounting firm with respect to the Company and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not more than three business days prior to the Closing Date.

(g) The Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.

(h) The Securities shall have been approved for listing on and admission to trading on the Global Exchange Market of Euronext Dublin, subject to notification of official issuance thereof, and evidence of such approval shall have been provided to the Representatives’ satisfaction.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you in New York City, without charge, during the period mentioned in Section 6(e) or (f), as many copies of the Pricing Disclosure Package, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request as soon as reasonably practical, but no later than two business days, after receipt of such request.

(b) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective supplement thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(c) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, or any document incorporated by reference in the Prospectus as any amendment to any document incorporated by reference in the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object; provided that the Company may file with the Commission information required to be filed by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, upon reasonable notice to the Representatives, irrespective of objections by the Representatives.

(d) To furnish to you a copy of each proposed Issuer Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Issuer Free Writing Prospectus to which you reasonably object.

(e) If the Pricing Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with the Securities Act, the Exchange Act or other applicable law, forthwith to prepare and file, and to furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will comply with such applicable law.

(f) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Underwriters, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Exchange Act or other applicable law, forthwith to prepare and file, and to furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with such applicable law.

(g) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.

(h) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(i) To apply the net proceeds from the sale of the Securities being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(j) To file with the Commission such information on Form 10-Q or Form 10-K, as may be required by Rule 463 under the Securities Act.

(k) To endeavor to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request, provided, however, that neither the Company nor any of its subsidiaries shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum (which shall not exceed $6,500 in the aggregate), (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading on any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives and officers of the Company and any such consultants (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them, travel and lodging expenses of the Underwriters and any advertising expenses connected with any offers they may make.

(m) Neither the Company nor any controlled affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(n) During the period of one year after the Closing Date, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(o) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(p) To cooperate with the Underwriters in arranging for the Securities to be eligible for clearance and settlement through Clearstream and Euroclear.

The Company also agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

7. [Reserved].

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus, and any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), prepared by or on behalf of, used by, or referred to by the Company, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, which consists solely of the information specified in Section 8(g).

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Company through the Representatives by or on behalf of any Underwriter expressly for use in the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus set forth in Schedule II hereto, road show or Marketing Materials, which consists solely of the information specified in Section 8(g).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

(g) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of the Securities by the Underwriters set forth on the cover page of, and the names of the Underwriters, the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or in Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Pricing Disclosure Package or the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any of the Underwriters that are a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any of the Underwriters that are a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 11:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

12. Bail-in.

(a) EU Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding among the Company and the Underwriters, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(i)  the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(C) the cancellation of the BRRD Liability;

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

(iii) For the purpose of this Section 12(a):

(A) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(B) “Bail-in Powers” means any Write Down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(C) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(D) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(E) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499 (or any such successor webpage).

(F) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriters.

(b) UK Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding among the Company and the Underwriters, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(i) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(C) the cancellation of the UK Bail-in Liability;

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of the UK Bail-in Powers by the relevant UK resolution authority.

(iii) For the purpose of this Section 12(b):

(A) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(B) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(C) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

13. MiFID Product Governance Rules.

(a) UK MiFIR Product Governance Rules. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i) Each of Citi, HSBC and Morgan Stanley (each a “UK Manufacturer” and, together the “UK Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus in connection with the Securities; and

(ii) the Company and the Underwriters (other than the UK Manufacturers) note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus in connection with the Securities.

14. Agreement Among Managers; Stabilization. The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”), subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Morgan Stanley, “Stabilisation Manager” means Morgan Stanley and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Agreement.

The Company hereby authorizes the Stabilisation Manager to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Regulation (EU) No 596/2014. The Stabilisation Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot Securities and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilisation Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilisation Manager. However, there is no assurance that the Stabilisation Manager (or persons acting on behalf of the Stabilisation Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule I hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilisation Manager in accordance with all applicable laws and directives.

15. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Registration Statement, the Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Applicable Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state without regard to conflicts of law principles thereof. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of (i) Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Fax: +44 20 7986 1927, Attention: Syndicate Desk; (ii) HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom, Telephone: +44 20 7991 8888, Email: transaction.management@hsbcib.com, Attention: Head of DCM Legal; (iii) Morgan Stanley & Co. International plc at 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom. Tel: +44 20 7677 4799, Fax: +44 20 7056 4984, Email: tmglondon@morganstanley.com, Attention: Head of Transaction Management Group, Global Capital Markets, and if to the

Company shall be delivered, mailed or sent to 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Treasurer, Email: Guy.Fabe@parker.com, Treasury@parker.com, Stephanie.Breitenbach@parker.com), with a copy to the General Counsel.

[Signature Pages Follow]

Very truly yours, PARKER-HANNIFIN CORPORATION
By:	/s/ Todd M. Leombruno
	Name:	Todd M. Leombruno
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Citigroup Global Markets Limited

HSBC Bank plc

Morgan Stanley & Co. International plc

Acting severally on behalf of themselves and the several

 Underwriters named in Schedule I hereto.

By:	CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Carlos Vera Franco
Name: Carlos Vera Franco
Title: Authorized signatory

By:	HSBC BANK PLC

By:	/s/ Elizabeth Newton
Name: Elizabeth Newton
Title: Senior Legal Counsel - DCM

By:	MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Kathryn McArdle
Name: Kathryn McArdle Title: Executive Director

[Signature Page to Underwriting Agreement]

By:	Barclays Bank PLC

By:	/s/ Lynda Fleming
Name: Lynda Fleming
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

By:	J.P. Morgan Securities plc

By:	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director

[Signature Page to Underwriting Agreement]

By:	Merrill Lynch International

By:	/s/ Julien Roman
Name: Julien Roman
Title: Managing Director

[Signature Page to Underwriting Agreement]

By:	Wells Fargo Securities International Limited

By:	/s/ Damon Mahon
Name: Damon Mahon
Title: Managing Director

[Signature Page to Underwriting Agreement]

By:	KeyBanc Capital Markets Inc.

By:	/s/ Eric Peiffer
Name: Eric Peiffer
Title: Managing Director

[Signature Page to Underwriting Agreement]

By:	BNP PARIBAS

By:	/s/ Vikas Katyal
Name: Vikas Katyal
Title: AUTHORISED SIGNATORY

By:	BNP PARIBAS

By:	/s/ Luke Thorne
Name: Luke Thorne
Title: AUTHORISED SIGNATORY

[Signature Page to Underwriting Agreement]

By:	Mizuho International plc

By:	/s/ Manabu Shibuya
Name: Manabu Shibuya
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

By:	PNC Capital Markets LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

[Signature Page to Underwriting Agreement]

By:	The Toronto-Dominion Bank

By:	/s/ Mark Byrne
Name: Mark Byrne
Title: Managing Director, Fixed Income and Origination

[Signature Page to Underwriting Agreement]

By:	Truist Securities, Inc.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

By:	BNY Mellon Capital Markets, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

By:	BNY Mellon Capital Markets, LLC

By:	/s/ Rob Lynch
Name: Rob Lynch
Title: Managing Director

[Signature Page to Underwriting Agreement]

By:	Banco Bilbao Vizcaya Argentaria, S.A.

By:	/s/ Alvaro Solis
Name: Alvaro Solis
Title: Managing Director

By:	Banco Bilbao Vizcaya Argentaria, S.A.

By:	/s/ Andrea Borna
Name: Andrea Borna
Title: Executive Director

[Signature Page to Underwriting Agreement]

By:	Commerzbank Aktiengesellschaft

By:	/s/ Wolfgang Reichel
Name: Wolfgang Reichel
Title: Senior Counsel

By:	Commerzbank Aktiengesellschaft

By:	/s/ Heike S. Hauser
Name: Heike S. Hauser
Title: Senior Counsel

[Signature Page to Underwriting Agreement]

By:	Goldman Sachs & Co. LLC

By:	/s/ Jonathan Zwart
Name: Jonathan Zwart
Title: Managing Partner

[Signature Page to Underwriting Agreement]

By:	U.S. Bancorp Investments, Inc.

By:	/s/ William Carney
Name: William Carney
Title: Managing Director

[Signature Page to Underwriting Agreement]

By:	MUFG Securities EMEA plc

By:	/s/ Corina Painter
Name: Corina Painter
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

By:	Loop Capital Markets LLC

By:	/s/ Omar F. Zaman
Name: Omar F. Zaman
Title: Managing Director & Head of Debt Capital Markets

[Signature Page to Underwriting Agreement]

By:	Banco Santander, S.A.

By:	/s/ Matthias d’Haene
Name: Matthias d’Haene
Title: DCM Executive Director

By:	Banco Santander, S.A.

By:	/s/ Alexis Rohr
Name: Alexis Rohr
Title: DCM Associate

[Signature Page to Underwriting Agreement]

By:	UniCredit Bank GmbH

By:	/s/ H. Niethammer
Name: H. Niethammer
Title: MD IG Financing

By:	UniCredit Bank GmbH

By:	/s/ A. Prause
Name: A. Prause
Title: DCM

[Signature Page to Underwriting Agreement]

By:	SMBC Bank International plc

By:	/s/ Marko Milos
Name: Marko Milos
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased
Citigroup Global Markets Limited	€117,250,000
HSBC Bank plc	117,250,000
Morgan Stanley & Co. International plc	117,250,000
Barclays Bank PLC	42,000,000
J.P. Morgan Securities plc	42,000,000
Merrill Lynch International	42,000,000
Wells Fargo Securities International Limited	42,000,000
KeyBanc Capital Markets Inc.	23,100,000
BNP PARIBAS	15,750,000
Mizuho International plc	15,750,000
PNC Capital Markets LLC	15,750,000
The Toronto-Dominion Bank	15,750,000
Truist Securities, Inc.	15,750,000
BNY Mellon Capital Markets, LLC	10,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	10,500,000
Commerzbank Aktiengesellschaft	10,500,000
Goldman Sachs & Co. LLC	10,500,000
U.S. Bancorp Investments, Inc.	10,500,000
MUFG Securities EMEA plc	9,100,000
Loop Capital Markets LLC	4,200,000
Banco Santander, S.A.	4,200,000
UniCredit Bank GmbH	4,200,000
SMBC Bank International plc	4,200,000
Total	€700,000,000

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SCHEDULE II

ISSUER FREE WRITING PROSPECTUS

1.	Pricing Term Sheet set forth on Schedule III hereto

2.	Electronic road show of the Company dated February 4, 2025

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SCHEDULE III

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Dated February 6, 2025

Registration Statement No. 333-274347

Relating to the Preliminary Prospectus Supplement dated February 6, 2025

PRICING TERM SHEET

PARKER-HANNIFIN CORPORATION

€700,000,000 of 2.900% Senior Notes due 2030

Issuer:	Parker-Hannifin Corporation

Title of Securities:	2.900% Senior Notes due 2030

Distribution:	SEC Registered

Security Type:	Senior Unsecured

Expected Ratings at the Settlement Date*:	Moody’s: A3 (P) / S&P: BBB+ (S) / Fitch: A- (S)

Principal Amount:	€700,000,000

Denomination:	€100,000 and integral multiples of €1,000 in excess thereof

Trade Date:	February 6, 2025

Settlement Date†:	February 20, 2025 (T+10)

Maturity Date:	March 1, 2030

Price to Public:	99.916% of face amount

Coupon (Interest Rate):	2.900%

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Benchmark German Government Security:	DBR 0.000% due February 15, 2030

Benchmark German Government Security Price and Yield:	90.120 / 2.097%

Spread to Benchmark German Government Security:	+82.1 bps

Yield to Maturity:	2.918%

Mid-Swap Yield:	2.218%

Spread to Mid-Swap Yield:	+70 bps

Interest Payment Dates:	Annually on March 1 of each year, commencing March 1, 2026

Optional Redemption:

Make-Whole Call:	Comparable Government Bond Rate plus 15 bps

Par Call:	On or after February 1, 2030 (one month prior to their maturity date)

Day Count Convention:	ACTUAL / ACTUAL (ICMA)

Common Code / ISIN:	298637871 / XS2986378714

Stabilization:	ICMA/FCA

Joint Book-Running Managers:

Citigroup Global Markets Limited

HSBC Bank plc

Morgan Stanley & Co. International plc

Barclays Bank PLC

J.P. Morgan Securities plc

Merrill Lynch International

Wells Fargo Securities International Limited

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Co-Managers:

KeyBanc Capital Markets Inc.

BNP PARIBAS

Mizuho International plc

PNC Capital Markets LLC

The Toronto-Dominion Bank

Truist Securities, Inc.

BNY Mellon Capital Markets, LLC

Banco Bilbao Vizcaya Argentaria, S.A.

Commerzbank Aktiengesellschaft

Goldman Sachs & Co. LLC

U.S. Bancorp Investments, Inc.

MUFG Securities EMEA plc

Loop Capital Markets LLC

Banco Santander, S.A.

UniCredit Bank GmbH

SMBC Bank International plc

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This pricing term sheet relates only to the securities described above and should be read in conjunction with the preliminary prospectus supplement dated February 6, 2025 (the “Preliminary Prospectus Supplement”) relating to these securities. The information in this pricing term sheet supplements the Preliminary Prospectus Supplement and updates and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement.

† The issuer expects that delivery of the notes will be made to investors on or about February 20, 2025, which will be the tenth business day following the date of this pricing term sheet (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is more than one business day preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the date that is more than one business day preceding the settlement date should consult their advisors.

The issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplement for the offering) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus in that registration statement and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you

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request it by calling Citigroup Global Markets Limited toll-free at 1-800-831-9146, HSBC Bank plc toll-free at 1-866-811-8049, and Morgan Stanley & Co. International plc toll-free at 1-866-718-1649.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

MIFID II PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ELIGIBLE COUNTERPARTIES ONLY TARGET MARKET — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes, whom we refer to as a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ELIGIBLE COUNTERPARTIES ONLY TARGET MARKET — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the United Kingdom Financial Conduct Authority Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (for the purposes of this paragraph, a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the United Kingdom Financial Conduct Authority Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

PROHIBITION OF SALES TO EUROPEAN ECONOMIC AREA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a “qualified investor” as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This pricing term sheet has been prepared on the basis that any offer of the notes in any Member State of the EEA (each, a “Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this pricing term sheet may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

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PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this pricing term sheet and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this pricing term sheet and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This pricing term sheet and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This pricing term sheet and any such other documents and/or materials must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this pricing term sheet and any such other documents and/or materials relate is only available to, and will be engaged in with, relevant persons. This pricing term sheet and any such other documents and/or materials are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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